EXHIBIT 10.2
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT
     This Agreement is entered into, as of January 5, 2007, by and among each of the following:
APX Inc.
Allegheny Energy Supply Company, LLC
American Electric Power Service Corp.
Aquila Merchant Services, Inc.
Avista Energy, Inc.
BP Energy Company
Calpine Energy Services, L.P.
Commonwealth Energy Corporation (n/k/a Commerce Energy, Inc.)
Constellation NewEnergy, Inc.
El Paso Marketing, LP (f/k/a El Paso Merchant Energy, LP)
Enron Energy Services, Inc.
Enron Power Marketing, Inc.
Sacramento Municipal Utility District
Salt River Project Agricultural Improvement and Power District
Merrill Lynch Capital Services, Inc.
Morgan Stanley Capital Group Inc.
Tractebel Energy Marketing, Inc. (n/k/a Suez Energy Marketing NA, Inc.)
TransAlta Energy Marketing (US) Inc.
Sempra Energy Solutions LLC
UC Davis Medical Center (The Regents of the University of California)
Sierra Pacific Industries
     Each of the above-described entities is a Sponsoring Party, and collectively are Sponsoring Parties to this Agreement and, together with the Subject Parties, are “Parties” to this Agreement. Unless otherwise expressly provided for herein, each capitalized term used in this Agreement shall have the meaning set forth for such term in Section 1 or as defined elsewhere in this Agreement.
RECITALS
     Whereas, various of the Parties are engaged in or have an interest in complex and disputed proceedings including but not limited to proceedings before FERC and related appeals pending before the United States Court of Appeals for the Ninth Circuit, Enron Bankruptcy Proceedings, Calpine Bankruptcy Cases, appellate proceedings, litigation, and investigations regarding numerous issues and allegations arising from events in the Western electricity markets in 2000 and 2001, including but not limited to transactions facilitated by the APX.
     Whereas, the Sponsoring Parties collectively represent approximately 95% of the value attributable to the APX Transactions during the Settlement Period;
     Whereas, EESI and EPMI, both participants in the APX, are debtors in the Enron Bankruptcy Cases;

     Whereas, Calpine Energy Services, L.P. (successor in interest to Calpine Power Services Company) (“Calpine”), a participant in the APX, is a debtor in the Calpine Bankruptcy Cases;
     Whereas, the Parties have determined that it is preferable to settle the disputes addressed herein, rather than engage in costly, protracted and uncertain litigation and to facilitate distribution of funds claimed to be owed and owing by and to the Parties;
     Whereas, this Agreement contemplates a comprehensive resolution of all disputes and other matters between the Parties with respect to the APX Related Claims, except as expressly reserved in Section 6.7 below, (i) through the settlement of the regulatory proceedings, bankruptcy proceedings, appellate proceedings, litigation, proofs of claim, and claims identified herein, solely as to the portions thereof pertaining to the APX Related Claims between the Parties, and (ii) by effectuating the transactions, granting of rights and benefits, and assumption of obligations specified and provided for herein; and
     Whereas, the Parties believe that the implementation of this Agreement will simplify and expedite the overall re-settlement of the California centralized markets during the Settlement Period, avoid potential future issues with respect to cash clearing and liability arising from the APX Related Claims, and, therefore, serves the public interest.
     Now, Therefore, in consideration of the mutual covenants and agreements, and other good and valuable consideration provided for herein, the sufficiency of which is hereby acknowledged, intending to be legally bound, and to resolve definitively and for all time, any and all present, past and potential differences and disputes between them related to the APX Related Claims, except as expressly reserved in Section 6.7, and subject to and upon the terms and conditions hereof, the Parties agree as follows:
AGREEMENT
1. DEFINITIONS
     The following capitalized terms, which are in addition to other terms with initial capital letters defined in the body of this Agreement or by the context in which they appear in this Agreement, when used in this Agreement shall have the meanings specified in this Section when used herein.
1.1.	“Affiliate” means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, “control” means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

1.2.	“Agreement” means this APX Settlement and Release of Claims Agreement as the same may be amended, modified, supplemented, or replaced from time to time by written agreement of the Parties.

1.3.	“APX” means APX Inc. also having done business as the Automated Power Exchange.

1.4.	“APX Escrow Account” shall have the meaning provided in Section 4.5.

1.5.	“APX Holding Account” means the account that APX uses to cash clear PX and ISO amounts for APX Participants.

1.6.	“APX Monetary Reserve” means one or more APX accessible accounts maintained with Comerica Bank – California, or a successor entity appointed by APX, that contains cash to secure all or a portion of the obligations of certain APX Participants.

1.7.	“APX Participant” means the entities identified on Exhibit A attached hereto and their respective Guarantors.

1.8.	“APX Payment Recipients” mean all APX Participants entitled to receive a net payment pursuant to this Agreement, as indicated in Exhibit B attached hereto.

1.9.	“APX Related Claims” means all claims, demands, causes of action, offsets or setoffs and any resulting losses, damages, expenses, attorneys’ fees and court costs that the Parties and their Affiliates or Guarantors have or may have against each other and their Affiliates or Guarantors in the FERC Proceedings during the Settlement Period arising out of the APX’s participation in the PX and ISO centralized markets for wholesale electricity including, but not limited to (a) ISO Amendment 51 and/or ISO GFN Adjustments involving APX and included in the cash clearing for APX Transactions and (b) FERC refunds for APX Transactions during the Settlement Period.

1.10.	“APX Transactions” means energy and ancillary services bids, offers, purchases, sales and related transmission schedules submitted and/or completed by APX in the ISO and PX centralized markets and all APX Participant bids and offers, and resulting transactions, that APX cleared among APX Participants.

1.11.	“Authorized Person” means a representative of a Party with authority to bind the Party to the terms of this Agreement.

1.12.	“Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended from time to time.

1.13.	“Bankruptcy Rule 9019 Motion” has the meaning set forth in Section 7.5.

1.14.	“Business Day” means a calendar day falling within Monday through Friday except for Federal holidays.

1.15.	“California Parties” means collectively, Pacific Gas and Electric Company, Southern California Edison Company, San Diego Gas & Electric Company, the People of the State of California, ex rel. Bill Lockyer, Attorney General, the California Department of Water Resources acting solely under authority and powers created by California Assembly Bill 1 from the First Extraordinary Session of 2000-2001, codified in Sections 80000 through 80270 of the California Water Code (“CERS”), the California Electricity Oversight Board, and the California Public Utilities Commission.

1.16.	“Calpine Bankruptcy Cases” means collectively, the cases commenced under Chapter 11 of the Bankruptcy Code by Calpine Corporation and certain affiliates on or after the initial petition date of December 20, 2005, styled In re Calpine Corporation, et al., Chapter 11 Case Nos. 05-60200 (BRL), et al., Jointly Administered, pending before the United States Bankruptcy Court for the Southern District of New York.

1.17.	“Calpine Bankruptcy Court” means the court before which the Calpine Bankruptcy Cases are pending: United States Bankruptcy Court, Southern District of New York.

1.18.	“Calpine Bankruptcy Court Order” means the Calpine Bankruptcy Court order granting the Required Calpine Bankruptcy Court Approval regardless of whether such order or orders are subject to appeal; provided that such order or orders have not been stayed pending such appeal.

1.19.	“Contributing Seller” has the meaning given in Section 4.4.

1.20.	“EESI” means Enron Energy Services, Inc.

1.21.	“Enron” or the “Enron Parties” means EPMI and EESI.

1.22.	“Enron Bankruptcy Cases” means, collectively, the cases commenced under Chapter 11 of the Bankruptcy Code by the Enron Debtors and certain affiliates on or after the Initial Petition Date, styled In re Enron Corp. et al., Chapter 11 Case No. 01-16034 (AJG) Jointly Administered, pending before the Enron Bankruptcy Court.

1.23.	“Enron Bankruptcy Court” means the court before which the Enron Bankruptcy Cases are pending: United States Bankruptcy Court, Southern District of New York.

1.24.	“Enron Bankruptcy Court Order” means the Enron Bankruptcy Court order granting the Required Approval with respect to the Enron Bankruptcy Proceedings, in accordance with Sections 7.1 and 7.3 of this Agreement.

1.25.	“Enron Bankruptcy Proceedings” means, collectively, the Enron Bankruptcy Cases and all related adversary proceedings, claims objection proceedings, and appeals pending before the Enron Bankruptcy Court and the United States District Court for the Southern District of New York, and any proceedings on remand.

1.26.	“Enron-California Parties Settlement Agreement” means that certain settlement between Enron, the California Parties, and the FERC’s Office of Market Oversight and Investigations (“OMOI”) approved by FERC in an order dated November 15, 2005.

1.27.	“Enron Debtors” means EPMI and EESI, together with their Affiliates, all as debtors in possession (or reorganized debtors) on behalf of themselves and their respective estates.

1.28.	“Enron Non-Settling Parties” has the meaning given in Section 2.2.1.

1.29.	“Enron Plan” means the Supplemental Modified Fifth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code confirmed by the Enron Bankruptcy Court on or about July 15, 2004, in the Enron Bankruptcy Cases as it may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

1.30.	“Enron PX Collateral” means the cash collateral and letter of credit proceeds held in the Enron PX Collateral Account totaling one hundred forty five million four hundred fifty two thousand nine hundred forty seven dollars and no cents ($145,452,947) as of November 30, 2006 and including any additional accrued interest prior to distribution as required herein.

1.31.	“Enron PX Collateral Account” means the Bank of New York Trust company, N.A. segregated escrow sub-accounts Number 028269 identified to EPMI.

1.32.	“Enron Settlement Amount” means eleven million dollars and no cents ($11,000,000).

1.33.	“Enron Settlement Reserve” has the meaning given in Section 2.2.1.

1.34.	“EPMI” means Enron Power Marketing, Inc.

1.35.	“Execution Date” means, with respect to a Sponsoring Party, the date upon which this Agreement has been executed by such Party, including execution by any Party in accordance with Section 9.2 of this Agreement.

1.36.	“Existing Global Settlements” are those listed on Exhibit F.

1.37.	“FERC” means the Federal Energy Regulatory Commission.

1.38.	“FERC Proceedings” means the Refund Proceeding and any related appeals and/or petitions for review and any proceedings on remand relating to the foregoing proceeding insofar and only to the extent that such proceedings are related to the APX Transactions.

1.39.	“FERC Settlement Order” means a FERC order meeting the requirements for a Required FERC Approval in accordance with Section 7 of this Agreement, regardless of whether such order is subject to requests for rehearing or appeals and regardless of whether such order is subsequently modified or reversed by FERC or a court subsequent to the Settlement Effective Date; provided that on the Settlement Effective Date, such order has not been stayed by FERC or a reviewing court pending such rehearing or appeal.

1.40.	“Final and Non-Appealable” with respect to an order of the Enron Bankruptcy Court, shall mean such order has not been reversed, stayed, modified, amended or vacated and as to which (a) any appeal taken, petition for certiorari or motion for rehearing or reconsideration that has been filed, has been finally determined or dismissed or (b) the time to appeal, seek certiorari or move for reconsideration or rehearing has expired and no appeal, petition for certiorari or motion for reconsideration or rehearing has been timely filed.

1.41.	“Final Staff Report” means the final report entitled “Final Report on Price Manipulation in Western Markets — Fact-Finding Investigation of Potential Market Manipulation of Electric and Natural Gas Prices” issued by FERC staff on March 26, 2003 in FERC Docket No. PA02-2.

1.42.	“FPA” means the Federal Power Act, as codified at 16 U.S.C. §791a et. seq., as the same may be amended from time to time.

1.43.	“Governmental Authority” means any “governmental unit” as defined in Section 101 of the Bankruptcy Code.

1.44.	“Guarantor” means with respect to a Party, one who guarantees the payment obligations of the Party pursuant to the applicable ISO tariff, the PX tariff or the APX Participant agreement.

1.45.	“Initial Distribution” has the meaning given in Section 4.5.

1.46.	“Initial Petition Date” means December 2, 2001, the date certain that the Enron Debtors, including EPMI and EESI, filed petitions for relief under Chapter 11 of the Bankruptcy Code and commenced the Enron Bankruptcy Cases in the Enron Bankruptcy Court.

1.47.	“Initial Staff Report” means the Initial Report released by FERC staff on August 13, 2002 in connection with the FERC investigation in FERC Docket No. PA02-2.

1.48.	“ISO” means the California Independent System Operator Corporation, a California public benefit corporation, and any successor thereto.

1.49.	“ISO Amendment 51” means the system recalculation performed by the ISO pursuant to procedures described by the ISO in filings made in FERC Docket No. ER03-746, the purpose of which was to establish the appropriate baseline against which to apply the mitigated market price methodology to applicable APX Transactions during the Refund Period.

1.50.	“ISO GFN Adjustments” means ISO adjustments for the April 1998 to June 20, 2001 timeframe made pursuant to an approved good faith negotiation that are to be cash cleared in connection with the Refund Proceeding.

1.51.	“Material Change Notice” has the meaning given in Section 7.4.

1.52.	“Net Buyers” mean all APX Participants that, on a net basis and without regard to Short Payments owed to them, are entitled to refunds for APX Transactions during the Refund Period, as indicated in Exhibit B by the designation “NB”.

1.53.	“Net Sellers” mean all APX Participants that, on a net basis and without regard to Short Payments owed to them, are identified as potential refund payers for APX Transactions during the Refund Period, as indicated in Exhibit B by the designation “NS”.

1.54.	“Party” and “Parties” have the meanings set forth in the preamble to this Agreement and is inclusive of their Affiliates and Guarantors.

1.55.	“Pre-Refund Period” means the period from May 1, 2000 through October 1, 2000.

1.56.	“PX” means the California Power Exchange Corporation, a California public benefit corporation.

1.57.	“Refund Period” means the period from October 2, 2000 through June 20, 2001.

1.58.	“Refund Interest Reserve” has the meaning set forth in Section 4.1.3.

1.59.	“Refund Proceeding” means San Diego Gas & Electric Co., et al., FERC Docket No. EL00-95, et al.

1.60.	“Required Approvals” means the Required FERC Approval and Required Enron Bankruptcy Court Approval.

1.61.	“Required Calpine Bankruptcy Court Approval” means an order issued by the Calpine Bankruptcy Court approving this Agreement, as described in Section 7.4, authorizing the Calpine to grant releases in Section 6 below and authorizing the allocation of the Calpine Short Payments and associated interest and the release of collateral as set forth in Section 4.3.

1.62.	“Required Enron Bankruptcy Court Approval” means issuance of an Enron Bankruptcy Court Order that is Final and Non-Appealable.

1.63.	“Required FERC Approval” means an order issued by FERC approving this Agreement as required herein in Section 7.

1.64.	“Retained Enron PX Collateral” has the meaning given in Section 4.2.

1.65.	“Scheduled Liabilities” means the liability schedules prepared and filed by the Enron Debtors with the Enron Bankruptcy Court at or about the time the Enron Debtors filed the Enron Bankruptcy Cases, reflecting sums owed to various third parties.

1.66.	“Seller Contribution Funding Agreement” has the meaning given in Section 4.4.

1.67.	“Seller Funding Amount” has the meaning given in Section 4.4.

1.68.	“Settlement Effective Date” has the meaning set forth in Section 2.3.

1.69.	“Settlement Period” means the combined Pre-Refund Period and Refund Period.

1.70.	“Shortpay Interest Reserve” has the meaning set forth in Section 4.1.3.

1.71.	“Short Payments” means all funds owed to any APX Participant by the ISO or PX in connection with its APX Transactions during the Settlement Period, inclusive of unpaid soft cap reversals and PX default payment funds held in escrow by the PX as well as $234,799 of CAISO Short Payments due APX Participants for the period July-August 2001.

1.72.	“Sponsoring Party” means all signatories to this Agreement, including those Parties first identified above together with those Parties that elect to become a Sponsoring Party pursuant to Section 9.2.

1.73.	“Subject Parties” means those entities identified in Exhibit A that are not Sponsoring Parties.

1.74.	“Supporting Parties” means Puget Sound Energy, Inc. (“Puget”), Avista Energy, Inc. (“Avista”), and Coral Power, L.L.C. (“Coral”). Avista is both a Sponsoring Party and a Supporting Party. Puget and Coral are signatories to this Agreement as Supporting Parties for the sole purpose of acknowledging and supporting its provisions as a means to resolve such parties’ objections to EPMI’s July 20, 2006 motion for release the Enron PX Collateral in FERC Docket Nos. EL00-95-000 and EL00-98-000.

2. CONDITIONS TO EFFECTIVENESS; SETTLEMENT EFFECTIVE DATE; TERMINATION
2.1.	Agreement Binding as of the Execution Date. Except as provided in Section 2.4 and Section 4.1.1.2, this Agreement shall be a binding obligation of each Party immediately upon the Execution Date.

2.2.	Conditions Precedent to Certain Obligations. The occurrence of the Settlement Effective Date is a condition precedent to: the obligation of a Party to make payments or to allow or release claims or defenses under Sections 4, 5 and 6 hereof, and the effectiveness of all such obligations, allowances, or releases specified hereunder. It shall also be a condition to the effectiveness of this Agreement that Enron and the California Parties reach agreement in accordance with Section 13.6 of the Enron-California Parties Settlement Agreement to modify the Enron-California Parties Settlement Agreement with respect to APX refunds and associated interest from CERS set forth in Section 4.1.4, 4.1.5 and 4.3.3 such that the Enron–California Parties Settlement Agreement is consistent with Section 4.1.1.1 of this Agreement with respect to the rights of Enron Non Settling Parties; provided this condition may be waived by Enron subject to Enron’s full and complete performance of the Enron-California Parties Settlement Agreement including sections 4.1.4, 4.1.5, and 4.3.3 thereof. It shall be a further condition to the effectiveness of this Agreement, unless expressly waived by Enron, that, in accordance with Section 7 and unless the FERC Settlement Order makes an express, specific finding to the contrary, the FERC Settlement Order shall be deemed and construed as an order finding and concluding:

2.2.1.	The following funds are sufficient and adequate to protect the interests of Enron Non-Settling Parties: (a) the Enron Settlement Amount, plus (b) the Retained Enron PX Collateral, to create a total fund of fourteen million five hundred thousand dollars and no cents ($14,500,000.00) in the Enron PX Collateral Account (the “Enron Settlement Reserve”), plus (c) the funds already set aside in escrow (approximately $2.8 million) pursuant to the Enron-California Parties Settlement Agreement for “Non-Settling Participants” (as that term is defined in the Enron-California Parties Settlement Agreement) so long as they remain “Non-Settling Participants” (the “Enron Non-Settling Parties”), such funds totaling approximately $17.3 million, provided, however, that the Enron Settlement Reserve shall be used, if and only if, any refund amounts due to the Enron Non-Settling Parties from Enron (as determined by FERC) resulting from participation in the ISO and PX markets are unpaid directly as a result of EPMI’s bankruptcy or otherwise.

2.2.2.	The allocation of the Enron Settlement Reserve for the Enron Non-Settling Parties set forth in Exhibit D is appropriate to protect the interests of the Supporting Parties, as well as the other Enron Non-Settling Parties, as described in Exhibit D, if and only if, any refund amounts due to the Enron Non-Settling Parties from Enron (as determined by FERC) resulting from participation in the ISO and PX markets are unpaid directly as a result of EPMI’s bankruptcy or otherwise.

2.2.3.	Subject to the terms and conditions of this Agreement, EPMI’s motion for release of the Enron PX Collateral is reasonable and the PX is ordered to immediately release from the Enron PX Collateral Account to EPMI, for payment to its creditors under the Enron Plan, the balance of EPMI’s assets held by the PX in excess of the Enron Settlement Reserve, plus applicable interest, in the amount of one hundred forty one million nine hundred fifty two thousand nine hundred forty seven dollars and no cents ($141,952,947.00) (which amount reflects the balance in the Enron PX Collateral account as of November 30, 2006 plus the Enron Settlement Amount less the Enron Settlement Reserve), plus interest accrued on the Enron PX Collateral after November 30, 2006.
2.3.	Settlement Effective Date. The “Settlement Effective Date” shall occur on the beginning of the third Business Day following the latest of the following dates: (i) the date when the Required FERC Approval (as defined in Section 7) has been issued, provided that a Material Change Notice has not been timely and properly given by a Sponsoring Party as to such approval in accordance with Section 7.4 (unless the other Sponsoring Parties agree in writing, on or before March 1, 2007, that the Settlement Effective Date has occurred notwithstanding any such Material Change Notice), and (ii) the date when the Required Enron Bankruptcy Court Approval has been received provided that no Material Change Notice has been timely and properly given by a Sponsoring Party as to such approval in accordance with Section 7.4 (unless the other Sponsoring Parties agree in writing, on or before March 1, 2007, that the Settlement Effective Date has occurred notwithstanding any such Material Change Notice). On the Settlement Effective Date, Enron shall provide the Sponsoring Parties and the PX with written notice of the occurrence of the Settlement Effective Date.

2.4.	Termination. This Agreement shall terminate in the event any of the following occurs, and not otherwise: (a) unless waived by Enron, if a fully-executed Agreement constituting part of an offer of settlement pursuant to Rule 602 of FERC’s Rules of Practice and Procedure, along with a motion for expedited approval, is not filed with FERC on or before January 5, 2007; (b) unless waived by Enron, if FERC has not issued an order approving the Agreement by March 1, 2007; (c) as to the FERC Settlement Order, FERC issues an order denying approval of this Agreement, or a Sponsoring Party provides to the other Sponsoring Parties with a Material Change Notice and the other Sponsoring Parties do not agree in writing on or before March 1, 2007 that the Settlement Effective Date has occurred notwithstanding the Material Change Notice; (d) as to the Enron Bankruptcy Court Order, the Enron Bankruptcy Court issues an order denying approval of this Agreement, or a Sponsoring Party provides to the other Sponsoring Parties with a Material Change Notice and the other Sponsoring Parties do not agree in writing on or before March 1, 2007 that the Settlement Effective Date has occurred notwithstanding the Material Change Notice; or (e) the Settlement Effective Date has not occurred by the third Business Day after March 1, 2007, unless all Sponsoring Parties consent voluntarily in writing to an extension of such date. Upon the occurrence of the Settlement Effective Date, this Agreement shall not thereafter terminate for any reason. The Sponsoring Parties agree that from and after the Settlement Effective Date (i) they shall be bound by the terms of this Agreement notwithstanding any order or ruling reversing, remanding or otherwise modifying this Agreement on rehearing, reconsideration, appeal or remand of the Enron Bankruptcy Court Order and/or the FERC Settlement Order, and (ii) they shall use reasonable efforts to defend and preserve the terms of this Agreement against any such order or ruling.

2.5.	Effect of Termination. In the event of termination pursuant to Section 2.4, this Agreement shall be of no further force or effect, with all rights, claims, defenses, duties, and obligations of the Parties thereafter restored as if this Agreement had never been executed.

3. SETTLEMENT AND ACKNOWLEDGMENT
3.1.	Acknowledgement of Compromise. The payments and other consideration agreed to in this Agreement, along with the covenants and obligations herein, settle and compromise the APX Related Claims and/or defenses of the Parties against each other in the various proceedings described in Exhibit C attached hereto and avoid costly, protracted and uncertain litigation and ensure expedient release of payments under the Agreement.

4. MONETARY CONSIDERATION PROVIDED BY THE PARTIES
4.1.	Monetary Consideration. The monetary settlement consideration exchanged by the Parties shall be comprised of the following terms pursuant to the FERC Settlement Order:
4.1.1.	The Parties shall pay and be paid the amounts set forth on Exhibit B attached hereto, subject to the following adjustments:
4.1.1.1.	Enron shall be paid the Enron Settlement Amount ($11,000,000.00) from the APX Escrow Account within ten (10) Business Days of the Settlement Effective Date, which funds shall be used to establish the Enron Settlement Reserve as described in Section 4.2 below. Notwithstanding any other provision in this Agreement and subject to Section 2.2 of this Agreement with regard to Sections 4.1.4, 4.1.5 and 4.3.3 of the Enron-California Parties Settlement Agreement, the Enron Settlement Amount is not subject to any adjustment for any reason as of the Settlement Effective Date.

4.1.1.2.	Calpine’s rights and obligations under this Agreement shall be null and void unless the Required Calpine Bankruptcy Court Approval is received on or before February 28, 2007. Calpine shall provide written notice to the Sponsoring Parties immediately upon the receipt of the Required Calpine Bankruptcy Court Approval. In the event that Calpine does not obtain the Required Calpine Bankruptcy Court Approval by February 28, 2007, then Calpine shall be excluded from this Agreement and the amounts to be paid to Net Buyers, as reflected in Exhibit B shall be reduced on a pro rata basis, by the amount of Calpine’s contribution to the settlement, as reflected in Exhibit B and APX shall proceed to make proportional assignment of its rights, title and interest in Proof of Claim No. 3655 in the Calpine Bankruptcy Cases to the Net Buyers reflected on Exhibit B. In this event, the Parties retain all rights and claims otherwise available to them against Calpine, including but not limited to, in the FERC Proceedings and the Calpine Bankruptcy Case, and this Agreement shall have no effect on those rights and claims.

4.1.1.3.	In the event that any Party is excluded from this Agreement pursuant to Section 9.3, then the amounts to be paid to Net Buyers, as reflected in Exhibit B shall be increased or decreased on a pro rata basis by the amounts allocated to such Party as reflected in Exhibit B.

4.1.1.4.	In the event that amounts due and owing to the APX from the ISO and/or PX are reduced or not paid for any reason, the amounts to be paid to Net Buyers, as reflected in Exhibit B, shall be decreased on a pro rata basis by the amount the ISO and/or PX fail to pay APX. Tractebel will waive its cost recovery filing as moot upon the Settlement Effective Date and will file to withdraw its filing with prejudice as of the date the FERC Settlement Order becomes final and non-appealable. The ISO and PX shall not reduce the refunds to be paid to APX on account of Tractebel’s cost recovery filing.

4.1.1.5.	Within five (5) Business Days following the Settlement Effective Date, APX shall initiate the necessary actions to opt-in to the Existing Global Settlements set forth on Exhibit F, and thereafter use its best efforts to successfully complete such opt-ins. APX shall provide status reports of its efforts in this respect to the Net Buyers at no less than monthly intervals. Within two (2) Business Days following the filing of this Agreement with FERC, APX will supply a copy of this Agreement and all Exhibits to each of the named sellers in the Global Settlement Agreements listed in Exhibit F of this Agreement, and specifically advise each such seller of the existence of this Section 4.1.1.5. To the extent that the California Parties and the named sellers under the Existing Global Settlements agree to waive the deadline provisions for opting into those Global Settlements, APX will opt-in to the Existing Global Settlements within five (5) Business Days of the Settlement Effective Date, or as soon thereafter as any such waivers are provided. All amounts, including interest, paid to APX as a result of it opting into the Existing Global Settlements will be paid to APX in accordance with the terms of those Settlements, and will be flowed through to the Net Buyers listed on Exhibit B on a pro rata basis in accordance with the terms of Section 4.5.

4.1.1.6.	Within two (2) Business Days following the Settlement Effective Date, APX shall pay or debit, as appropriate, to the APX Participants the net collateral listed on Exhibit J, provided however, the collateral shown for EESI on Exhibit J shall be paid as directed in Section 4.5.
4.1.2.	Subject to any adjustments pursuant to Section 4.1.1, and pursuant to the procedures set out in Section 4.5, APX shall be ordered to pay and distribute to APX Payment Recipients, in accordance with the amounts shown on Exhibit B (a) all refunds owed to and received by APX from the ISO and PX, including such refunds resulting from APX’s successful opt-in efforts pursuant to Section 4.1.1.5 of this Agreement, plus interest; plus (b) all Short Payments, including those arising from payment defaults, owed to APX from the ISO and PX, to the extent received from the ISO and PX, including interest subject to Sections 4.1.3 and Section 4.3; plus (c) five million one hundred sixty one thousand one hundred seventy eight dollars and ninety six cents ($5,161,178.96) held in the APX Holding Account; plus (d) two million forty five thousand eight hundred twenty two dollars and no cents

($2,045,822.00) held as collateral for EESI, which amount shall be released by APX from the APX Monetary Reserve to the APX Escrow Account; plus (e) the Seller Funding Amount under Section 4.4.

4.1.3.	The ISO and PX will include interest on the refunds and Short Payments that they will provide APX pursuant to Section 4.5(a) of this Settlement Agreement. The interest will be determined in accordance with the Commission’s applicable rulings in this proceeding. To the extent that either the ISO or PX has an interest short-fall below the interest rates otherwise required by the Commission’s regulations and rulings in this proceeding related to either the refunds and Short Payments owed APX for APX Transactions in the PX and ISO centralized markets during the Refund Period, they will be permitted to hold-back, as necessary, 25 percent of the interest otherwise owed to APX on the refunds (“Refund Interest Reserve”) and Short Payments (“Shortpay Interest Reserve”), and subject to Section 4.3 pertaining to Calpine. APX shall distribute all of the interest that it receives from the ISO and PX to the Net Buyers on Exhibit B on a pro rata basis in accordance with the provisions of Section 4.5. At the conclusion of the FERC Proceedings, to the extent that FERC does not require the ISO or PX to utilize any or all of the Shortpay Interest Reserve and/or the Refund Interest Reserve to cover interest short-falls related to APX Transactions, the ISO and PX shall distribute such amounts (inclusive of any actual additional interest that may accumulate thereon) to APX, and APX shall distribute any such amounts within five (5) Business Days of receipt to the Net Buyers listed on Exhibit B on a pro rata basis.

4.1.4.	To the extent any net refunds, including interest related thereto, are paid by the ISO and/or PX to the APX for APX Transactions during the Pre-Refund Period, those amounts shall be paid and distributed to the Net Buyers on Exhibit B in proportion to their pro rata share of APX Transactions during the Pre-Refund Period. This Agreement does not address who is responsible for any refunds (if any) that FERC may hereafter direct be paid to the ISO and/or PX in respect of APX Transactions for the Pre-Refund Period; provided, however, that in no event will EPMI/EESI or APX itself have any responsibility for paying any such refunds. All Parties reserve their rights to contest any proposal that refunds are owed in respect of APX Transactions refunds for the Pre-Refund Period and to appeal any finding by FERC that such refunds are owed for the Pre-Refund Period; provided, however, that with respect to the Settlement Period in its entirety, no claim for intra-APX market refunds will be advanced by any Party. Under no circumstances will the operation of this Section 4.1.4 alter, decrease, increase or otherwise change the fixed amounts due Enron pursuant to Section 4.1.1.1 hereof.
4.2.	Enron Settlement Reserve. The Enron Settlement Amount shall be transferred from the APX Escrow Account to the Enron PX Collateral account. In addition, Enron hereby agrees to set aside an additional three million five hundred thousand dollars and no cents ($3,500,000.00) in funds from the Enron PX Collateral (the “Retained Enron

PX Collateral”) to establish the Enron Settlement Reserve in the total amount of fourteen million five hundred thousand dollars and no cents ($14,500,000.00) to be held in the Enron PX Collateral Account as described in Section 2.2.1. The Enron Settlement Reserve is available to settle the claims of the Enron Non-Settling Parties, if and only if, any refund amounts due to the Enron Non-Settling Parties from EPMI (as determined by FERC) resulting from Enron’s participation in the PX and ISO markets are unpaid for any reason directly as result of EPMI’s bankruptcy or otherwise. In the event that the Enron Settlement Reserve for Enron Non-Settling Parties is not needed for the Enron Non-Settling Parties and/or Supporting Parties for the purpose stated, then the balance plus accrued interest shall be paid to EPMI by the PX at the earliest possible date without further action by EPMI.

4.3.	Calpine Monetary Consideration. Of the Short Payments plus interest owed to Calpine, Calpine hereby agrees, subject to receipt of the Required Calpine Bankruptcy Court Approval on or before February 28, 2007, to release and contribute on the Settlement Effective Date two million five hundred eighty nine thousand two hundred fifty one dollars and no cents ($2,589,251.00) plus interest accrued on this amount to the APX Escrow Account. So long as the Required Calpine Bankruptcy Court Approval has been received on or before February 28, 2007, upon receipt of amounts owed to it by the PX and ISO the APX shall, within ten (10) days of the Settlement Effective Date, pay to Calpine the sum of (a) the remaining two million five hundred eighty nine thousand two hundred fifty one dollars and no cents ($2,589,251.00) of Short Payments, plus (b) interest accrued on this amount, plus (c) the Calpine collateral shown on Exhibit J. Subject to receipt of the Required Calpine Bankruptcy Court Approval on or before February 28, 2007, APX, the Enron Parties, and Constellation NewEnergy, Inc. agree to withdraw with prejudice their proofs of claims against Calpine in the Calpine Bankruptcy Cases, in the form and substance of the notices of withdrawal attached as Exhibit E hereto including without limitation, Proof of Claim Nos. 3655 filed by APX, 2998 filed by Constellation NewEnergy, Inc., and 4079 and 4087 filed by the Enron Parties. Calpine, APX, Constellation NewEnergy, Inc. and the Enron Parties agree that each shall act reasonably and in good faith to cooperate and to take all reasonable steps to secure satisfaction of the terms specified in this Section 4.3. Upon the Settlement Effective Date and subject to the Required Calpine Bankruptcy Court Approval being received no later than February 28, 2007, that part of Proof of Claim No. 5285 filed by FERC concerning APX Transactions and APX Related Claims and the claims of the Subject Parties in the Calpine Bankruptcy Cases concerning APX Transactions and APX Related Claims, if any, shall be deemed to have been satisfied. Other than the claims identified in this Section 4.3, the Sponsoring Parties represent that no other claims have been filed by the Sponsoring Parties in the Calpine Bankruptcy Cases for APX Related Claims. No claim filed in the Calpine Bankruptcy Cases by any of the Parties for non-APX Related Claims shall be affected in any way by this Agreement.

4.4.	Seller Contributions. As part of the aggregate consideration paid for the settlement, certain Net Sellers (each a “Contributing Seller” and together the “Contributing Sellers”) have entered into a written payment agreement with APX (the “Seller Contribution Funding Agreement”) that (a) directs APX to function as agent for the net payees under the settlement and (b) prohibits disclosure of the identity of any of the Contributing Sellers or their respective payment amounts. Pursuant to the terms of the Seller Contribution Funding Agreement, the Contributing Sellers will forward to APX fixed dollar amounts totaling in the aggregate of one million two hundred fifty thousand dollars and no cents ($1,250,000.00) (the “Seller Funding Amount”), with such payments to be made by each such Contributing Seller via wire transfer to APX within five (5) Business Days of the date of the Settlement Effective Date in compliance with the terms of Section 4.5 of this Agreement. APX shall provide all Sponsoring Parties with written confirmation that the APX has received the aggregate Seller Funding Amount within seven (7) Business Days of the date of the Settlement Effective Date. In the event that a Contributing Seller does not comply with its obligation under the Seller Contribution Funding Agreement to make a required payment, APX shall disclose, to any APX Payment Recipient hereunder requesting such disclosure, the identity of such noncompliant Contributing Seller and the amount of such Contributing Seller’s required payment under the Seller Contribution Funding Agreement, and any such APX Payment Recipient hereunder has standing to and may seek to enforce such payment obligation directly against any such noncompliant Contributing Seller.

4.5.	Payments. Within five (5) Business Days of the Settlement Effective Date, in order to facilitate the distribution of funds by APX to the APX Payment Recipients, (a) the ISO and PX shall release to APX all funds owed to APX, including refunds and Short Payments for APX Transactions during the Refund Period, plus interest thereon, subject to the provisions of Section 4.1.3 regarding interest, (b) the Parties required to release receivables reflected in Exhibit B shall provide such releases to APX; (c) APX shall release five million one hundred sixty one thousand one hundred seventy eight dollars and ninety six cents ($5,161,178.96) in the APX Holding Account; (d) APX shall release from the APX Monetary Reserve two million forty five thousand eight hundred twenty two dollars and no cents ($2,045,822.00) held as collateral for Enron; and (e) the Contributing Sellers shall pay the Seller Funding Amount. All amounts referred to in the preceding sentence shall be placed in a segregated account to be established by the APX at its expense for purposes of effectuating this Agreement (the “APX Escrow Account”). Within ten (10) Business Days of the Settlement Effective Date, APX shall distribute all of the monies contained in the APX Escrow Account to the APX Payment Recipients shown on Exhibit B on a pro rata basis in accordance with Exhibit B, as may be adjusted pursuant to Section 4.1.1 (the “Initial Distribution”). All funds, if any, owed to APX related to APX’s opt-in to the Existing Global Settlements in accordance with Section 4.1.1.5, shall be placed in the APX Escrow Fund immediately upon receipt. APX shall thereafter provide notice to the Parties of the amount and source of such funds received, and shall distribute all such funds to Net Buyers shown on Exhibit B on a pro rata basis within five (5) Business Days of receipt. Any failure or delay in receipt of payments, or the timing of the receipt of any funds related to APX’s opt-in to the Existing Global Settlements, shall not alter or prevent in any manner the immediate release of the balance of the Enron PX Collateral, as contemplated in Section 2.2.3 and the FERC Settlement Order. To the extent that APX receives additional funds covered by this Agreement from the ISO and/or the PX after the Initial Distribution, APX shall immediately notify the Parties of such receipt and distribute such additional funds within two (2) Business Days of receipt to the APX Payment Recipients shown on Exhibit B on a pro rata basis in accordance with Exhibit B.
5. NON-MONETARY CONSIDERATION
5.1.	Additional Consideration Exchanged. Simultaneous with the Settlement Effective Date, additional non-monetary consideration shall be, and shall be deemed to have been, exchanged in the form and substance of the mutual releases set forth in Section 6.

5.2.	UC Davis Medical Center. The UC Davis Medical center represents that the generation unit at the University of California Davis Medical Center only sold ancillary services to the ISO during the Refund Period. APX submitted unit-specific bids and schedules on behalf of the Regents of the University of California (“Regents”) to the ISO and APX received unit-specific dispatch instructions and ancillary service awards from the ISO. Settlement statements from the ISO clearly identify all UC Davis Medical Center schedules and transactions by unit designation for instructed energy, deviations and ancillary service award. If the Regents and the California Parties reach a settlement of refund issues related to APX Transactions prior to the Settlement Effective Date, the Regents shall be excluded from this Agreement. The APX Participants will not impede the Regents from settling issues directly related to the APX Transactions with the California Parties.
6. SCOPE OF SETTLEMENT AND RELEASES; RELEASES AND WAIVERS
6.1.	Settlements of Proceedings by the Parties. Subject to the Required Approvals under this Agreement, all claims by any Party against any other Party for refunds, disgorgement of profits, or other monetary or non-monetary remedies for the APX Related Claims, including without limitation those claims described in Section 6.2 through 6.6, shall be deemed resolved with prejudice and settled simultaneously with the Settlement Effective Date.

6.2.	Releases by Enron Under the Bankruptcy Code. Effective on the Settlement Effective Date, each of the Enron Debtors, acting on behalf of themselves and on behalf of each of their respective estates and on behalf of any party (or parties) purporting to act on behalf of the estates of each of the Enron Debtors, and on behalf of the Reorganized Debtors (as defined in the Enron Plan), release the Parties from any and all claims, obligations, causes of action and liabilities arising from the APX Related Claims including but not limited to, any and all such claims, obligations, causes of action and/or liabilities arising from APX Related Claims (a) under any of Sections 542, 543, 544, 545, 547, 548, 549, or 553 of the Bankruptcy Code to avoid any alleged transfer to or seek turnover from the Parties, (b) under Section 550 of the Bankruptcy Code to recover any such alleged transfer, (c) under Section 510(c) of the Bankruptcy Code to subordinate any claim of the Parties, or (d) under Sections 502(d) or 502(j) of the Bankruptcy Code and/or any claims arising under or in connection with contract(s) and/or transactions for the purchase and sale of electric power and related products and services.

6.3.	Releases by Calpine Under the Bankruptcy Code. Subject to receipt of the Required Calpine Bankruptcy Court Approval on or before February 28, 2007, effective on the Settlement Effective Date, Calpine, acting on its own behalf on behalf of its estate and on behalf of any party (or parties) purporting to act on behalf of its estate, releases the Parties from any and all claims, obligations, causes of action and liabilities arising from the APX Related Claims including but not limited to, any and all such claims, obligations, causes of action and/or liabilities arising from APX Related Claims (a) under any of Sections 542, 543, 544, 545, 547, 548, 549, or 553 of the Bankruptcy Code to avoid any alleged transfer to or seek turnover from the Parties, (b) under Section 550 of the Bankruptcy Code to recover any such alleged transfer, (c) under Section 510(c) of the Bankruptcy Code to subordinate any claim of the Parties, or (d) under Sections 502(d) or 502(j) of the Bankruptcy Code and/or any claims arising under or in connection with contract(s) and/or transactions for the purchase and sale of electric power and related products and services.

6.4.	Impact of Settlement on Enron PX Collateral. As a condition of Agreement, the Parties agree that EPMI shall be paid the Enron PX Collateral in accordance with Section 2.2.3. The Supporting Parties agree that any objections to EPMI’s July 20, 2006 motion for release of the Enron PX Collateral in FERC Docket Nos. EL00-95-000 and EL00-98-000 are resolved by the terms of this Agreement, including Section 2.2, and hereby agree to withdraw such objections upon the establishment of the Enron Settlement Reserve in accordance with Exhibit D, without material modification, and the occurrence of the Settlement Effective Date. No further action shall be required of the Supporting Parties to implement the provisions of this Section 6.4.

6.5.	FERC and Federal Power Act Releases. Subject to Section 6.7 below, the Parties shall, as of the Settlement Effective Date, forever release, acquit and discharge each other Party, and their respective present and former agents, attorneys, accountants, employees, representatives, officers, managers, directors, Affiliates, subsidiaries, Guarantors, successors and assigns, from all existing and future claims before the FERC and/or under the FPA, and any amendments to the FPA pursuant to the Energy Policy Act of 2005, for the Settlement Period, if and to the extent applicable, relating to the APX Related Claims that the Parties:
6.5.1.	Charged, collected or were paid unjust, unreasonable or otherwise unlawful rates, terms or conditions for energy, ancillary services, transmission or congestion in the Western electricity markets;

6.5.2.	Manipulated the Western electricity markets in any fashion (including, but not limited to, claims of economic or physical withholding, gaming, fraud or misrepresentation or alleged forms of market manipulation discussed in the Initial Staff Report or Final Staff Report, or any other forms of wrongful conduct, electricity market manipulation, violation of any applicable tariff, regulation, law, rule or order relating to the Western electricity markets; or

6.5.3.	Entered into the APX Transactions when the Western electricity markets were non-competitive.

6.6.	Civil Claims Releases. Subject to Section 6.7 below, the Parties shall, as of the Settlement Effective Date, forever release, acquit and discharge the other Party and their respective present and former agents, attorneys, accountants, employees, representatives, officers, managers, directors, Affiliates, subsidiaries, Guarantors, successors and assigns from all past, existing and future claims, actions or causes of action for civil damages, equitable relief and/or attorneys fees, for the Settlement Period, concerning, pertaining to, arising from or relating to, in whole or in part, directly or indirectly, the APX Related Claims that the Parties:
6.6.1.	Charged, collected or were paid unjust, unreasonable or otherwise unlawful rates, terms or conditions for energy, ancillary services, transmission congestion in the Western electricity markets;

6.6.2.	Manipulated the Western electricity market in any fashion (including, but not limited to, claims of economic or physical withholding, gaming, fraud or misrepresentation or other alleged forms of market manipulation discussed in the Initial Staff Report or Final Staff Report, or any other forms of wrongful conduct);

6.6.3.	Were unjustly enriched by the foregoing released claims or otherwise violated any applicable tariff, regulation, law, rule or order relating to transactions in the Western electricity markets;

6.6.4.	Claimed, charged, collected or retained profits associated with transactions made while the seller was in violation of orders, directives or regulations of FERC, including orders granting market-based rate authority or placing express or implied obligations or conditions on behavior relating to such authority;

6.6.5.	Breached, defaulted or failed to perform any obligation under any contract, or any guarantee of payment or performance, for the purchase or sale of electricity (physical or financial) or related transactions, or engaged in fraud or misrepresentation in connection therewith; or

6.6.6.	Entered into the APX Transactions when the Western electricity markets were non-competitive.
6.7.	Reservations and Limitations on Releases.
6.7.1.	Claims Reservation. Nothing within, nor any provision of, this Agreement shall in any way or manner be construed as constituting a waiver or release of any claims or defenses, positions, grounds, arguments or theories of relief, which are expressly reserved, as to any of the Non-Settling Participants.

6.7.2.	Existing or Future Proceedings. Subject to the provisions of Section 3.1, the Parties shall remain free to participate in any existing or future proceeding, or to initiate any proceeding, addressing matters not settled in this Agreement, including, but not limited to, generic issues concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation.

6.7.3.	No Waiver as to Non-APX Related Claims. The releases set forth herein apply solely to APX Related Claims and the Parties hereto and do not constitute a waiver by any of the Parties of existing or future non-APX Related Claims.

6.7.4.	No Third Party Beneficiaries or Admissions. This Agreement is not intended to confer upon any person or entity that is not a Party any rights or remedies hereunder, and no one, other than a Party, is entitled to rely on any representation, warranty, covenant, release, waiver or agreement contained herein. Moreover, except for the purpose of enforcing the terms and conditions of this Agreement as between and among the Parties, nothing herein shall establish any facts or precedents as between the Parties and any third parties as to any dispute. Each Party expressly denies any breach, liability, wrongdoing or culpability with respect to the claims against it released in this Agreement, or any other matter addressed in this Agreement, and does not, by execution of this Agreement, admit or concede any actual or potential breach, fault, wrongdoing or liability in connection with any facts or claims that have been or could have been alleged against it with respect thereto. Neither this Agreement, nor any act performed or document executed pursuant to or in furtherance of this Agreement:
6.7.4.1.	Is or may be deemed to be, or may be used as, an admission of, or evidence of, the validity of any released claim, or of any wrongdoing or liability of any of the Parties;

6.7.4.2.	Is or may be deemed to be, or may be used as, an admission of, or evidence of, any fault or omission of any of the Parties in any civil, criminal, regulatory or administrative proceeding in any court, administrative agency, regulatory authority, or other tribunal; or

6.7.4.3.	Shall be offered or accepted in evidence or alleged in any pleading, except to obtain the Required Approvals, or to enforce the terms of and obtain the benefits of this Agreement. In no event shall this Agreement, any of its provisions or any negotiations, statements or court proceedings relating to them or the settlement contemplated by this Agreement in any way be construed as, offered as, received as, used as or deemed to be evidence of any kind in any action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce the terms or obtain the benefits of this Agreement or to obtain the Required Approvals. The Parties may file this Agreement in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
6.8.	Effectiveness of Releases; Waiver of Unknown Claims. The Parties acknowledge and agree that, except as expressly reserved in Section 6.7, it is their intention that the releases granted pursuant to this Section 6 shall be effective on the Settlement Effective Date to bar all causes of action, demands and claims for monetary relief, including costs, expenses, attorneys’ fees, damages, losses and liabilities of every kind, known or unknown, suspected or unsuspected, with respect to the APX Related Claims specified in this Section 6. In furtherance of this intention, the Parties with respect to the specific matters released herein, each knowingly, voluntarily, intentionally and expressly waive, as against each other, any and all rights and benefits conferred by California Civil Code Section 1542 and any law of the United States and any state or territory of the United States or principle of common law that is similar to Section 1542 or otherwise provides, in sum or substance, that a release does not extend to claims which the party does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other party. Section 1542 provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In connection with such waiver and relinquishment, the Parties each acknowledge they are aware they may hereafter discover facts in addition to or different from those which they know or believe to be true and with respect to the subject matter of this Agreement, but it is their intention hereby, except as expressly reserved in Section 6.7, to fully, finally and forever settle and release all matters, disputes, differences, known or unknown, suspected or unsuspected, asserted or unasserted that are set forth in this Section without regard to the subsequent discovery or existence of such additional or different facts. This Agreement is intended to include in its effect all claims encompassed within this Agreement and releases set forth in this Section 6, including those which the Parties may not know or suspect to exist at the time of execution of this Agreement, and this Agreement contemplates the extinguishment of all such claims arising from the APX Related Claims, except as expressly reserved in Section 6.7. The releases set forth in this Section 6 shall be, and remain in effect as, full and complete releases, notwithstanding the discovery or existence of any such additional or different facts relating to the subject matter of this Agreement.

6.9	Binding Effect. This Agreement, including the releases contained in Sections 6.2 and 6.3, shall be binding and inure to the benefit of the Sponsoring Parties, and their respective successors and assigns, and shall remain in full force and effect, notwithstanding the entry of an order confirming any Chapter 11 plan in the Enron and/or Calpine Bankruptcy Cases, an order converting the Enron and/or Calpine

Bankruptcy Cases to Chapter 7, or an order dismissing the Enron and/or Calpine Bankruptcy Cases.
7. REQUIRED APPROVALS; OBTAINING REQUIRED APPROVALS
7.1.	Required Approvals. This Agreement shall be subject to approval as set forth in this Section 7 by the Enron Bankruptcy Court and the FERC.

7.2.	Required FERC Approval. The FERC, by issuance of the FERC Settlement Order(s), shall approve the terms of this Agreement without material change or condition unacceptable to any Party (in the exercise of its reasonable discretion) (if so approved, then such approval shall be a “Required FERC Approval”). Unless the FERC Settlement Order makes an express, specific finding to the contrary, or unless expressly waived by Enron, the FERC Settlement Order shall be deemed and construed, as an order finding and concluding that: (a) the Enron Settlement Reserve to be retained in the Enron PX Collateral Account is sufficient and adequate to protect the interests of Non-Settling Participants in the Enron-California Parties Settlement Agreement for any and all liabilities of any of the Enron Parties to those Non-Settling Participants with respect to the FERC Proceedings; and (b) the remainder of the Enron PX Collateral should be and is hereby ordered to be immediately released to EPMI for payment to its creditors under the Enron Plan.

7.3.	Required Enron Bankruptcy Court Approval. The Enron Bankruptcy Court, by entry of the Enron Bankruptcy Court Order that is Final and Non-Appealable, shall grant the relief sought in the Bankruptcy Rule 9019 Motion and approve this Agreement without material change or condition unacceptable to any Party in the exercise of its reasonable discretion (if so approved, then such approval shall be a “Required Enron Bankruptcy Court Approval”).

7.4.	Notice of Material Unacceptable Change or Condition. If any approval described in Section 7.1 and 7.2 and 7.3 includes a change or condition to the terms of this Agreement that materially and adversely affects any Sponsoring Party, then the affected Sponsoring Party shall provide to the other Sponsoring Parties written notice of such material change or condition (and its lack of consent thereto) within three (3) Business Days of the date of the issuance of such approval (the “Material Change Notice”). If such Sponsoring Party gives notice of its lack of consent in the manner described above, then the applicable approval shall not be deemed to be a “Required FERC Approval” or a “Required Enron Bankruptcy Court Approval” (as the case may be), and shall not fulfill the condition that such Required Approval has been obtained for the purpose of the definition of the Settlement Effective Date unless the other Sponsoring Parties agree in writing on or before March 1, 2007 that the Settlement Effective Date has occurred notwithstanding the existence of such unacceptable material change or condition.

7.5.	Enron Bankruptcy Court Motion. On or about the same day when this Agreement is filed at FERC, the Enron Debtors and the Reorganized Debtors (as defined in the Enron Plan) shall file a motion requesting Enron Bankruptcy Court approval of this

Agreement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure (“Bankruptcy Rule 9019 Motion”), together with a form of order approving the Bankruptcy Rule 9019 Motion.

7.6.	Calpine Bankruptcy Court Motion. On or after the day this Agreement is filed at FERC, after obtaining necessary corporate approvals, and after discussing the terms of the Agreement with key constituencies in the Calpine Bankruptcy Cases, Calpine shall file a Bankruptcy Rule 9019 Motion requesting Calpine Bankruptcy Court approval of the releases to be granted by Calpine in Section 6 above and approval of the allocation of the Calpine Short Payments and associated interest and release of collateral as set forth in Section 4.3 above pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure, together with a form of order approving such Bankruptcy Rule 9019 Motion.

7.7.	Requests for Approval. This Agreement shall be reviewed by the FERC without prior certification by an Administrative Law Judge. The Sponsoring Parties will cooperate in obtaining the Required FERC Approval, Required Enron Bankruptcy Court Approval, and Required Calpine Bankruptcy Court Approval, in preparing motions requesting such approvals, and, in the case of the Required Enron Bankruptcy Court Approval and Required Calpine Bankruptcy Court Approval, in preparing proposed orders approving this Agreement in a form acceptable to the Sponsoring Parties. The Bankruptcy Rule 9019 Motions shall include a request that the Enron Bankruptcy Court’s and Calpine Bankruptcy Court’s approvals and findings become effective immediately upon entry notwithstanding the ten (10) day stay provided for in Bankruptcy Rule 6004(g).
8. ISO AND PX ACCOUNTING AND IMPLEMENTATION
8.1.	FERC-Directed Compliance. The FERC Settlement Order shall constitute authorization and direction to the APX, ISO and PX to implement the terms of this Agreement. Upon and as a result of the FERC’s approval of this Agreement in the FERC Settlement Order, the APX, ISO and/or PX shall be required to do the following:
8.1.1.	General Accounting Treatment. APX, ISO and PX shall conform their books and records to reflect the distributions, payments, offsets, transfers, deemed resolution of claims, and status of accounts that were made pursuant to this Agreement.

8.1.2.	Accounting Treatment of Distributions to Parties. APX, ISO and PX shall reflect on their books and records that the Parties have, through this Agreement, been paid in full their share of all amounts that were made pursuant to this Agreement.

8.1.3.	Termination of Interest Accrual. PX and ISO shall reflect in their books and records, with respect to Parties, that the accrual of interest at the FERC-established rate on principal amounts ceases upon the distribution of funds from the PX and/or the ISO to the APX for purposes of the accounts of the PX and the ISO.

8.2.	FTR Payments. Morgan Stanley Capital Group, Inc. (“MSCG”) asserts that, upon issuance of the FERC Settlement Order, it has resolved all claims by or against it arising from the FERC Proceedings. No Party to this Agreement shall object to a request by MSCG to the ISO to disburse amounts owing to MSCG for ISO Firm Transmission Rights held by MSCG during the 2000-2001 period.
9. OPT-IN RIGHTS AND EXCLUSIONS
9.1.	Notice. Those APX Participants listed on Exhibit A who have not executed this Agreement by January 5, 2007 (i.e., Subject Parties) shall be served (or service shall be attempted) by APX with the Notice attached as Exhibit G on or before January 8, 2007 providing them with written notice of this Agreement and their rights hereunder.

9.2.	Right to Become a Sponsoring Party. A Subject Party may become a Sponsoring Party by providing notice from an Authorized Representative to the other Parties on or before the Settlement Effective Date, which notice shall serve as evidence of such Party’s execution of this Agreement. A Subject Party that becomes a Sponsoring Party pursuant to this Section 9.2 shall be entitled to any benefits of this Agreement as of the Execution Date.

9.3.	Rights to Exclusion.
9.3.1.	Show Cause. A Subject Party may assert and show cause, in accordance with the settlement comment procedures established by FERC for this Agreement, as to why such Party should be excluded from this Agreement by the FERC Settlement Order, and any such Subject Party that is specifically excluded from this Agreement by the FERC Settlement Order shall not be or be deemed a Party to this Agreement; provided that all other Subject Parties shall be and be deemed by the FERC Settlement Order to be bound by this Agreement. The amounts set forth on Exhibit B shall be adjusted by APX as appropriate to reflect the deletion of any Subject Party specifically excluded from this Agreement by the FERC Settlement Order.

9.3.2.	Calpine. Calpine shall obtain entry of the Calpine Bankruptcy Court Order by February 28, 2007 or shall be excluded from this Agreement.

9.3.3.	Parties Seeking Approvals. The Parties identified on Exhibit H represent they cannot obtain the necessary approvals by January 5, 2007 and shall have until January 15, 2007 to obtain such approvals and provide written notice to the other Parties that such approval has been obtained. Upon the receipt of the notice contemplated in the preceding sentence, such Party shall become a Sponsoring Party. If notice is not received by January 15, 2007, such Party shall be excluded from this Agreement.

9.3.4.	Releases. Any Party excluded from this Agreement pursuant Sections 9.3.1, 9.3.2 and/or 9.3.3 shall not be deemed to have provided or received any of the waivers, releases, or other benefits set forth in this Agreement.

9.4.	Other Parties. All Subject Parties that do not elect to become a Sponsoring Party pursuant to Section 9.2 and who are not excluded from this Agreement pursuant to Section 9.3 shall be deemed to have consented to this Agreement and shall be bound by its terms.
10. REPRESENTATIONS, WARRANTIES, AND COVENANTS
10.1.	Representations of Parties. Representations and warranties of Enron Debtors are not made herein as such matters are to be addressed by the Enron Bankruptcy Court in the Enron Bankruptcy Court Order. The participation of Calpine in this Agreement and the representations of Calpine contained herein are conditioned on entry of the Calpine Bankruptcy Court Order; and Calpine upon the entry of the Calpine Bankruptcy Court Order and each of the other Parties makes the following representations and warranties, for itself only, to each other Party, to be effective from and after the Execution Date:
10.1.1.	Organizational Status, Power and Authority. The Parties possess all necessary power and authority to execute, deliver and perform its obligations under this Agreement.

10.1.2.	Authority to Execute. The execution, delivery, election to participate in and performance of this Agreement (a) are within its powers, (b) have been duly authorized by all necessary action on its behalf and all necessary consents or approvals have been obtained and are in full force and effect, and (c) do not violate any of the terms and conditions of any applicable law, or materially violate any contracts to which it is a party. Each counsel or other Authorized Person executing this Agreement or any of its Exhibits on behalf of any Party hereto hereby warrants that such Authorized Person has the full authority to do so.

10.1.3.	Binding Obligation. This Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

10.1.4.	Ownership of Claims. Except as set forth in this Agreement, it is the sole owner of the bankruptcy, civil, FERC and any and all other claims and rights that are being addressed, resolved and compromised by it pursuant to this Agreement and, except as provided in this Agreement, there has been no sale, assignment, transfer, pledge or hypothecation, or attempted sale, assignment, transfer, pledge or hypothecation, by it of any such rights or claims, whether directly, indirectly, by operation of law or otherwise.

10.1.5.	No Insiders. None of the representatives of the Parties who have acted as negotiators or decision-makers for a Party (other than EPMI and EESI) in connection with this Agreement is a current or former insider or current or former affiliate of EPMI or EESI. For purposes of the immediately preceding sentence, the terms “insider” and “affiliate” shall have the meanings given to them in Section 101 of the Bankruptcy Code.

10.2.	Further Assurances. The Parties covenant among themselves that at all times from and after the Settlement Effective Date, they will, upon the reasonable request of the other Parties, their successors and assigns, execute and/or deliver such further documents, agreements, instruments, and accounts and other books of record, and shall cooperate and do such other and further acts, as may be reasonably necessary to effectuate the terms and provisions of this Agreement.

10.3.	Mistakes of Fact or Law. In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law. If the Parties, or any of them, should later discover that any fact they relied upon in entering this Agreement is not true, or that their understanding of the facts or law was incorrect, then the Parties shall not be entitled to seek rescission of this Agreement by reason thereof. This Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.

10.4.	Calpine Successor In Interest. Calpine represents that it is the successor in interest to Calpine Power Services Company by operation of law pursuant to the merger of Calpine Power Services Company into Calpine.

10.5.	Constellation Successor In Interest. Constellation NewEnergy, Inc. represents that it is the successor in interest to AES New Energy and NewEnergy Ventures.
11. GOVERNING LAW; INTERPRETATION
11.1.	Governing Law. To the extent not governed by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles. Each Party irrevocably waives its right to a jury trial with respect to any litigation arising under or in connection with this Agreement to the fullest extent permitted by law.

11.2.	Entire Agreement. This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations, or warranties among the Parties other than those set forth or referred to herein. Each of the Parties expressly disclaims any reliance upon any representations or warranties not stated herein.

11.3.	Headings. The headings or titles of Sections and Exhibits used in this Agreement (in bold typeface) are for convenience only and shall be disregarded in interpreting this Agreement.

11.4.	Parties Represented by Counsel. The Parties acknowledge that they have sought the advice of, and have been advised by, legal counsel of their choice in connection with the negotiation of this Agreement, and that the Parties have willingly entered into this Agreement with a full understanding of the legal and financial consequences of this Agreement.

11.5.	Drafting of Agreement. The Parties acknowledge that (i) this Agreement is the result of negotiations among, and has been reviewed by, each Party and its respective counsel,

and (ii) all Parties contributed to the drafting of this Agreement. Accordingly, this Agreement shall be deemed to be the product of all Parties, and no ambiguity shall be construed in favor of or against any Party on the basis that it drafted the ambiguous provision.

11.6.	Rules of Interpretation. The following rules of interpretation shall apply to this Agreement, including all Exhibits:
11.6.1.	Singular; Plural. Unless the context otherwise requires, words used in this Agreement shall include in the singular number the plural and in the plural number the singular.

11.6.2.	Self Reference; Incorporation by Reference; Cross Reference. Except as otherwise specified herein, all references in this Agreement to a “Section” or “Exhibit” shall mean a Section or Exhibit of this Agreement. The words “hereof,” “herein,” and “hereunder,” and words of similar import when used in this Agreement, including the Exhibits, shall, unless otherwise specified, refer to this Agreement as a whole and not to any particular Section, Exhibit or provision of this Agreement, and all references to Section, Sections or Exhibits shall be to all subparts of such Sections or Exhibits. All Exhibits or Appendices shall be deemed to be incorporated by reference and made a part of this Agreement.

11.6.3.	Inclusive of Permitted Successors. Unless otherwise stated, any reference in this Agreement to any person or entity shall include its permitted successors and assigns and, in the case of any Governmental Authority, any entity succeeding to its functions and capabilities.

11.6.4.	Inclusive References. When used herein, the words “include,” “includes,” and “including” shall not be limiting and shall be deemed in all instances to be followed by the phrase “without limitation.”
12. MISCELLANEOUS
12.1.	Notices. All notices, demands and other communications between or among any of the Parties hereunder shall be in writing and shall be deemed to have been duly given: (i) when personally delivered; (ii) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first (1st) Business Day thereafter, if transmitted by facsimile or telecopier with confirmation of receipt; (iii) on the date of receipt when mailed by certified mail, return receipt requested, postage prepaid; or (iv) on the date of receipt when sent by overnight courier; in each case, to the addresses set forth in Section 12.2, or to such other addresses as a Party may from time to time specify by notice to the other Parties given pursuant to this Section 12.1. Email addresses are provided for convenience only and do not constitute notice.

12.2.	Parties’ Addresses. Notices required under this Agreement shall be delivered pursuant to the notice information provided under Exhibit I of this Agreement.

12.3.	Successors and Assigns. Subject to Section 12.8, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Nothing in this Agreement shall be construed or interpreted to impart any rights or obligations to any third party (other than a permitted successor or assignee bound to this Settlement Agreement).

12.4.	Costs. Except as provided in this Agreement, each of the Parties shall pay its own costs and expenses, including attorneys’ fees, incurred in connection with the disputes that are settled herein and the negotiation, preparation and implementation of this Agreement including costs and expenses incurred in preparing stipulations, making motions and seeking and obtaining the Required Approvals.

12.5.	Modifications. This Agreement may be modified only if in writing and signed by each of the Sponsoring Parties affected by the proposed modification. No waiver of any provision of this Agreement or departure from any term of this Agreement shall be effective unless in writing and signed by the Sponsoring Party giving the waiver. No modification will be effective unless any approval of the FERC or the Enron Bankruptcy Court that may be required with respect to such modification, if any, has been received. Absent agreement of all Sponsoring Parties to the proposed change, the standard of review for any changes to this Agreement proposed by a Party, a non-party or FERC acting sua sponte shall be the “public interest” standard of review set forth in United Gas Pipe Line Co. v. Mobile Gas Service Corp., 350 U.S. 332 (1956), and Federal Power Commission v. Sierra Pacific Power Co., 350 U.S. 348 (1956) (the “Mobile-Sierra” doctrine). The Sponsoring Parties further stipulate that: (a) the terms of this Agreement were negotiated at arms-length and were reached voluntarily and in good faith; and (b) the terms of this Agreement have no adverse impact on retail rates.

12.6.	Waiver. The failure of any Party hereto to enforce any condition or provision in this Agreement at any time shall not be construed as a waiver of that condition or provision unless such waiver is in writing and signed by the waiving Party; nor shall it forfeit any rights to future enforcement thereof.

12.7.	Illegality. Should any provision of this Agreement be held illegal, such illegality shall not invalidate the whole of this Agreement; instead, the Parties shall, subject to applicable law, use their best efforts to meet and confer within thirty (30) days of such determination to reform the Agreement and shall work in good faith to reach agreement within ninety (90) days in order to give effect to the original intention of the Parties in all material respects.

12.8.	Assignments. No rights or obligations herein may be assigned by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

12.9.	Joint and Several Liability. Nothing in this Agreement shall be deemed to create any joint and several liability among the Parties with respect to the APX Related Claims in the FERC Proceedings to create a “Joint Liability Claim” as that term is defined in the Enron Plan and the Bankruptcy Code.

12.10.	Consents; Acceptance. Unless otherwise expressly provided herein, any consent, acceptance, satisfaction, cooperation, or approval required of a Party under this Agreement shall not be unreasonably withheld or delayed.

12.11.	Choice of Forum. Nothing in this Agreement is intended to effect a choice of forum, as between the FERC, Enron Bankruptcy Court, and Calpine Bankruptcy Court for the resolution of any dispute, if any, that may arise under this Agreement.

12.12.	Expediency. Time shall be of the essence for purposes of construing and enforcing this Agreement.
     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives. This Agreement may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which taken together will be deemed to be one and the same instrument. This Agreement may be executed by signature via facsimile or .pdf (portable document format) transmission, which shall be deemed to be the same as an original signature.
[SIGNATURES APPEAR ON THE PAGES THAT FOLLOW]

COMMERCE ENERGY, INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

COMMERCE ENERGY, INC.

By:	/s/ R. NICK CIOLL
Name:	R. Nick Cioll
Title:	Chief Risk Officer
Date:	January 4, 2007

MORGAN STANLEY CAPITAL GROUP INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

MORGAN STANLEY CAPITAL GROUP INC.

By: Name:	/s/ DEBORAH L. HART Deborah L. Hart
Title:	Vice President
Date:	January 3, 2007

MERRILL LYNCH CAPITAL SERVICES, INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

MERRILL LYNCH CAPITAL SERVICES, INC.

By:	/s/ KEITH BAILEY
Name:	Keith Bailey
Title:	Managing Director
Date:	January 4, 2007

APX INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

APX INC.

By:	/s/ THOMAS K. LEWIS, JR.
Name:	Thomas K. Lewis, Jr.
Title:	Chairman and Chief Executive Officer
Date:	January 5, 2007

EL PASO MARKETING, LP (f/k/a EL PASO MERCHANT ENERGY, LP)
SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

EL PASO MARKETING, LP

By:	/s/ BRYAN NESKORA
Name:	Bryan Neskora
Title:	Vice President
Date:	January 4, 2007

SIERRA PACIFIC INDUSTRIES
SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

SIERRA PACIFIC INDUSTRIES

By:	/s/ MARK D. EMMERSON

Name:	Mark D. Emmerson
Title:	Chief Financial Officer
Date:	January 4, 2007

ENRON SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

ENRON POWER MARKETING, INC.

By:	/s/ L. DON MILLER
Name:	L. Don Miller
Title:	President and Chief Executive Officer
Date:	January 4, 2007

ENRON ENERGY SERVICES, INC

By:	/s/ K. WADE CLINE
Name:	K. Wade Cline
Title:	Chief Executive Officer
Date:	January 4, 2007

CONSTELLATION NEWENERGY, INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

CONSTELLATION NEWENERGY, INC

By:	/s/ JORDAN P. KARP
Name:	Jordan P. Karp
Title:	Division General Counsel, Constellation NewEnergy, Inc.
Date:	January 4, 2007

AEP SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT
American Electric Power Service Corporation, as agent for Appalachian Power Company, AEP Texas Central Company, AEP Texas North Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, Ohio Power Company, Public Service Company of Oklahoma, and Southwestern Electric Power Company

By:	/s/ BRIAN X. TIERNEY
Name:	Brian X. Tierney
Title:	Senior Vice President
Date:	January 4, 2007

SEMPRA ENERGY SOLUTIONS LLC SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

SEMPRA ENERGY SOLUTIONS LLC

By:	/s/ WILLIAM B. GODDARD
Name:	William B. Goddard
Title:	Vice President Commodity Supply & Operations
Date:	January 4, 2007

CALPINE ENERGY SERVICES, L.P. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

CALPINE ENERGY SERVICES, L.P.

By:	/s/ ALEXANDRE B. MAKLER
Name:	Alexandre B. Makler
Title:	Counsel for Calpine Energy Services, L.P.
Date:	January 4, 2007

AQUILA MERCHANT SERVICES, INC SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AQUILA MERCHANT SERVICES, INC.

By:	/s/ JODI CULP
Name:	Jodi Culp
Title:	President
Date:	January 4, 2007

AVISTA ENERGY, INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

AVISTA ENERGY, INC.

By:	/s/ DENNIS VERMILLION
Name:	Dennis Vermillion
Title:	President
Date:	January 3, 2007

ALLEGHENY ENERGY SUPPLY COMPANY, LLC
SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:	/s/ THOMAS J. KALUP
Name:	Thomas J. Kalup
Title:	Vice President-Market Optimization & Dispatch
Date:	January 4, 2007

TRANSALTA SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

TRANSALTA ENERGY MARKETING (US) INC.

By:	/s/ STERLING KOCH
Name:	Sterling Koch
Title:	Director of Regulatory and Legal Affairs and General Counsel
Date:	January 4, 2007

SALT RIVER PROJECT AGRICULTURAL IMPROVEMENT
AND POWER DISTRICT
SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

By:	/s/ ROBERT S. NICHOLS

Name:	Robert S. Nichols
Title:	Assistant Treasurer
Date:	January 5, 2007

BP AND TRACTEBEL SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

BP ENERGY COMPANY

By:	/s/ MARK R. HASKELL

Name:	Mark R. Haskell
Title:	Partner, Morgan, Lewis & Bockius LLP as Counsel to and Authorized Representative of BP Energy Company
Date:	January 4, 2007

TRACTEBEL ENERGY MARKETING, INC. (n/k/a SUEZ ENERGY MARKETING, N.A.)

By:	/s/ MARK R. HASKELL

Name:	Mark R Haskell
Title:	Partner, Morgan, Lewis & Bockius LLP as Counsel to and Authorized Representative of Tractebel Energy Marketing, Inc. (n/k/a Suez Energy Marketing, N.A.)
Date:	January 4, 2007

PUGET SOUND ENERGY, INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT1

PUGET SOUND ENERGY, INC.

By:	/s/ GARY D. BACHMAN

Name:	Gary D. Bachman
Title:	Member, Van Ness Feldman, P.C.
Date:	January 4, 2007
District of Columbia : 58
Subscribed and Sworn to before me, in my presence,
this 4th day of January, 2007

/s/ Melessa Y. Watkins

Notary Public, D.C.
My commission expires 11-30-2008

[1]	As a Supporting Party, Puget Sound Energy, Inc. is a signatory to this Agreement for the sole purpose described in Section 1.74.

CORAL POWER, L.L.C., INC. SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

CORAL POWER, L.L.C.[1]

By:	/s/ ROBERT R. REILLEY

Name:	Robert R. Reilley
Title:	Vice President, Regulatory Affairs
Date:	January 4, 2007

[1]	As a Supporting Party, Coral Power, L.L.C, is a signatory to this Agreement for the sole purpose described in Section 1.74.

SACRAMENTO MUNICIPAL UTILITY DISTRICT SIGNATURE PAGE
TO
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT

SACRAMENTO MUNICIPAL UTILITY DISTRICT

By:	/s/ JAN SCHORI

Name.	Jan Schori
Title:	General Manager
Date:	January 4, 2007

EXHIBIT A
APX and APX Participants
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT
APX Inc.
Abacus Energy Services, LLC
ACN Power, Inc.
Allegheny Energy Supply Company, LLC
American Electric Power Service Corp.
Ancor L.L.C.
Aquila Merchant Services, Inc.
Avista Energy, Inc.
BBOSS, LLC
Big Creek Water Works, Ltd.
BP Energy Company
Calpine Energy Services, L.P.
Cinergy Services, Inc.
City of Sunnyvale Power Gen. Facility
Clean Earth Energy Incorporated
Commonwealth Energy Corporation (n/k/a Commerce Energy, Inc.)
Constellation NewEnergy, Inc.
CSW Power Marketing
DukeSolutions, Inc.
Eagle Power LLC
East Bay Municipal Utility District
Eastern Pacific Energy
El Paso Marketing, LP (f/k/a El Paso Merchant Energy, LP)
Energy 2001 Inc.
Enron Energy Services, Inc.
Enron Power Marketing, Inc.
Entergy-Koch Energy Trading, L.P.
FPL Energy Power Marketing, Inc.
Friendly Power Company, LLC
Gas Recovery System, Inc.
Go Green
Imperial Valley Resource Recovery Co.
Keystone Energy Services
Los Alamos Energy, LLC
Merrill Lynch Capital Services, Inc.
Midway Sunset Cogeneration Company
Morgan Stanley Capital Group Inc.
NRG Power Marketing Inc.
Powercom
PowerSource Corp.
QST Energy Trading Inc.
Sacramento Municipal Utility District
Salt River Project Agricultural Improvement and Power District

Exhibit A
APX and APX Participants
APX SETTLEMENT AND RELEASE OF CLAIMS AGREEMENT
Sempra Energy Solutions LLC
Sierra Pacific Industries
TenderLand Power Company, Inc.
Torch Operating Company Brea
Tractebel Energy Marketing, Inc. (n/k/a Suez Energy Marketing NA, Inc.)
TransAlta Energy Marketing (US) Inc.
Turlock Irrigation District
UC Davis Medical Center (The Regents of the University of California)
Utility.com
Wellhead Electric, L.P.

Exhibit B

Market Participant	Status	Short Pay	Totals (in Millions $)
Calpine Power Services Co./Calpine Energy Services, L.P.	NS	5.1710615663
American Electric Power Service Corp.	NS	0.0000000000
Avista Energy	NS	1.6704801967
El Paso Merchant Energy	NS	3.1265354284
UC Davis Medical Center	NS	2.7323337900
Merrill Lynch Capital Services, Inc.	NS	11.6240400841	0.8000000000
BP Energy Company	NS	0.3060349465
East Bay Municipal Utility District	NS	0.4430855020
Sierra Pacific Industries	NS	0.4148900771
Cinergy Services, Inc.	NS	-0.0103940000
Tractebel Energy Marketing, Inc.	NS	0.2303306562
FPL Energy Power Marketing, Inc.	NS	0.0000000000
Big Creek Water Works, Ltd.	NS	0.0000236738
Aquila Merchant Services	NS	0.0000000000
Turlock Irrigation District	NS	0.0019752787
Los Alamos Energy, LLC	NS	0.0000000000
Wellhead Electric, L.P.	NS	0.0000000000
QST Energy Trading Inc.	NS	0.0000000000
Powercom	NS	0.0056563965
Energy 2001 Inc.	NS	0.0030260912
CSW Power Marketing	NS	0.0000000000
Ancor L.L.C.	NS	0.0000000000
City of Sunnyvale Power Gen. Facility	NS	0.0000000000
Keystone Energy Services	NS	0.0000000000
Entergy-Koch Energy Trading, Inc.	NS	0.0940335925	0.0141743585
ACN Power, Inc.	NS	1.1560805954	0.3221481700
Gas Recovery System, Inc.	NS	1.4329228338	0.3875597038
Commonwealth Energy Corporation (Commerce Energy, Inc.)	NS	8.6688164078	6.5245444853
Eagle Power LLC	NB	0.0000000000	0.0000000533
BBOSS,LLC	NB	-0.0000001621	0.0000159615
Friendly Power Company, LLC	NB	0.0000000000	0.0003526773
Abacus Energy Services, LLC	NB	0.0000358872	0.0003700606
Eastern Pacific Energy	NB	0.0000000000	0.0004700997
DukeSolutions, Inc.	NB	-0.0000007835	0.0118698687
TenderLand Power Company, Inc.	NB	0.0208016526	0.0137417665
Imperial Valley Resource Recovery Co.	NB	0.0000000000	0.0177499572
NRG Power Marketing Inc.	NB	0.0000000000	0.0342440065
Allegheny Energy Supply Company, LLC	NB	0.0000000000	0.0415818550
Salt River Project	NB	0.0000000000	0.0461264899
Torch Operating Company Brea	NB	0.0285314726	0.1041900972
Clean Earth Energy Incorporated	NB	0.0000000000	0.1531065034
Midway Sunset Cogeneration Company	NB	0.0000000000	0.1993041378
Unidentified	NB	0.0000000000	0.0000000000
Go Green	NB	0.0002881000	0.2539719439
PowerSource Corp.	NB	0.0000000000	0.3697237985
Sacramento Municipal Utility District (APX1)	NB	-1.4512428856	0.8143465260
Utility.com	NB	0.0000000000	1.1009637664
TransAlta Energy Marketing US, Inc.	NB	0.0000000000	1.3083069977
Sempra Energy Solutions LLC	NB	0.1842385691	2.7731574801
Constellation New Energy	NB	0.6796295600	4.5137957764
Sacramento Municipal Utility District (APX3)	NB	0.0000000000	9.0377340329
Morgan Stanley Capital Group Inc.	NB	2.6442452766	23.8639853833
Enron Energy Services	Other		11.0000000000
Total			62.9075359574

EXHIBIT C
Cases and Proceedings Resolved By Settlement Agreement (only insofar and to the extent they relate to refund liabilities and payments to and through APX Inc.).
FERC PROCEEDINGS
San Diego Gas & Elec. Co. v. Sellers of Energy and Ancillary Services, F.E.R.C. Docket Nos. EL00-95-000, et al. and EL00-98-000, et al. (only insofar and to the extent this proceeding relates to refund liabilities and payments to and through APX Inc.).
CASES FILED BY APX PENDING IN THE 9th CIRCUIT

Case No.	Filed	Orders on Review	APX Issue
02-72528	8/17/01 (DC)[1] 8/9/02 (9th)	April 26, 2001, and June 19, 2001, orders initiating investigation and imposing mitigation (must-offer requirements, price controls, etc.). 95 FERC ¶ 61,115 (2001), reh’g, 95 FERC ¶ 61,418 (2001)	whether the scope of FERC’s investigation should include APX

03-74629 04-73423	12/19/03 7/9/04[2]	October 16, 2003, and May 12, 2004, orders on refund liability. 105 FERC ¶ 61,066 (2003), reh’g, 107 FERC ¶ 61,165 (2004)	allocation of refund liability as between APX and the APX Participants (“joint and several” liability issue)

05-73309	5/23/05	November 23, 2004, and March 24, 2005, orders describing APX as a “jurisdictional Scheduling Coordinator.” 109 FERC ¶ 61,218 (2004), reh’g, 110 FERC ¶ 61,336 (2005).	jurisdictional status of APX, i.e., whether APX is a “jurisdictional Scheduling Coordinator”
OTHER RELEVANT 9th CIRCUIT CASES

Case No.	Petitioner	Filed	Orders on Review	APX Issue
05-70419	Allegheny	1/25/05	October 16, 2003, November 23, 2004, and May 12, 2004, orders on refund liability and initially denying Allegheny’s motion to intervene out of time, but later granting rehearing and addressing APX/Participants liability issues. 105 FERC 61,066 (2003), 107 FERC ¶ 61,165 (2004), reh’g, 109 FERC ¶ 61,218 (2004)	allocation of refund liability as between APX and the APX Participants (“joint and several” liability issue)

04-73502	MSCG	7/12/04	October 16, 2003, and May 12, 2004, orders on refund liability. 105 FERC ¶ 61,066 (2003), reh’g, 107 FERC ¶ 61,165 (2004)
04-73406	El Paso Merchant	7/8/04
04-74703	Calpine	9/13/04[3]
04-73517	Avista[4]	7/12/04

[1]	Transferred to 9th Circuit on May 15, 2002.

[2]	APX filed an Opening Brief in these dockets on December 23, 2004. However, the cases were subsequently held in abeyance and briefs were withdrawn.

[3]	Transferred from D.C. Circuit.

[4]	Avista filed its rehearing request as part of the “APX Market Participants” group, which also included BP and Tractebel.

EXHIBIT D
Enron Settlement Reserve
Allocation of Enron Settlement Reserve Set Aside Specifically for Supporting Parties:1

Avista Energy, Inc.	$257,749
Coral Power, LLC	$548,641
Puget Sound Energy	$401,580
Total For Supporting Parties	$1,207,970
Allocation of Enron Settlement Reserve Set Aside for Enron Non-Settling Parties and Supporting Parties:

Enron Non-Settling Parties	$13,292,030
Including Supporting Parties

Total Enron Settlement Reserve	$14,500,000

[1]	Capitalized terms have the meaning set forth in the APX Settlement And Release Of Claims Agreement.

EXHIBIT E
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)
)	Chapter 11
Calpine Corporation, et al.,	)
)	Case No. 05-60200 (BRL)
Debtors.	) Jointly Administered
)
NOTICE OF WITHDRAWAL OF CLAIMS WITH PREJUDICE
NAME OF CLAIMANT:
CLAIM Nos.:
     Pursuant to Fed. R. Bankr. P. 3006, Claimant                                          hereby withdraws with prejudice the above-described claims (the “Claims”). Claimant warrants that it has not sold, assigned, factored or otherwise transferred any interest in the Claims. Claimant further warrants that it will not file any further amendments to the Claims. Claimant hereby releases each of the above-referenced Debtors and their respective successors, affiliates, assigns and estates, from any and all claims, liabilities, debts, causes of action or other obligations arising from, related to or in connection with the Claims.

[COMPANY NAME]

[Insert Address]

By:

(print name)
Its: [Insert title]
Date:

EXHIBIT F
Existing Global Settlements
1	Williams Settlement Agreement and Release of Claims, Docket Nos. EL00-95, et al., filed April 27, 2004, approved, San Diego Gas & Electric Co. v. Sellers, 108 FERC ¶ 61,002 (2004), reh’g denied 111 FERC ¶ 61,186 (2005).
2.	Dynergy Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed June 28, 2004, approved, San Diego Gas & Electric Co. v. Sellers, 109 FERC 161,071 (2004), reh’g denied 111 FERC ¶ 61,186 (2005).

3.	Duke Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed October 1, 2004, approved San Diego Gas & Electric Co. v. Sellers, 109 FERC ¶ 61,257 (2004), reh’g denied 111 FERC ¶ 61,186 (2005).

4.	Mirant Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed January 31, 2005, approved, San Diego Gas & Electric Co. v. Sellers, 111 FERC ¶ 61,017 (2005), reh’g denied, 111 FERC ¶ 61,354 (2005).

5.	Public Service Company of Colorado Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed September 14, 2005, approved, San Diego Gas & Electric Co. v. Sellers, 113 FERC ¶ 61,235 (2005).

6.	Idaho Power Company Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed February 17, 2006, approved, San Diego Gas & Electric Co. v. Sellers, 115 FERC ¶ 61,230 (2006), reh’g denied 117 FERC ¶ 61,020 (2006).

7.	Reliant Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed November 3, 2005, approved, San Diego Gas & Electric Co. v. Sellers, 113 FERC ¶ 61,308 (2005), reh’g denied, 115 FERC 61,257 (2006).

8.	Eugene Water and Electric Board Settlement and Release of Claims Agreement, Docket Nos. EL00-95, et al., filed August 6, 2006.

EXHIBIT G
Pro Forma
NOTICE OF SETTLEMENT AND RIGHTS
To: Addressee
From: APX Inc.
Subject: Settlement of Claims and Liabilities Relating to APX Transactions
Date: January 5, 2007
     You are receiving this Notice of Settlement and Rights because you are an entity, or successor to an entity, that contracted and received services from APX Inc (formerly Automated Power Exchange) with respect to markets overseen by the California Independent System Operator (ISO) and/or California Power Exchange (PX) during the periods May 1, 2000 through October 1, 2000 (“Pre-Refund Period”) and/or October 2, 2000 through June 20,2001 (“Refund Period”) and/or the ISO Amendment 51 and Good Faith Negotiations resulting in settlement adjustments dating back to April 1, 1998.
     As you may be aware, extensive regulatory proceedings have been ongoing for several years before the Federal Energy Regulatory Commission (“FERC”) and the United States Court of Appeals for the Ninth Circuit to determine whether and to what extent prices charged and collected for wholesale sales of electricity in these markets during the Pre-Refund and Refund Periods were unlawful and subject to refund. Much of this litigation has already been resolved through a series of complex settlements.
     The purpose of this Notice is to advise you that a comprehensive settlement agreement has been reached between and among many of the entities receiving service from the APX Inc. during these periods. Collectively, these entities represent over 95% of the amounts in issue (whether measured in terms of liabilities for refunds or entitlements to refunds) among all APX Participants receiving such APX services. A copy of that settlement agreement has been filed today with the FERC in Docket Nos. EL00-95, et al, and is enclosed with this Notice.
     Approval of the enclosed settlement by the FERC will finally resolve all “APX-Related Claims” as defined in the settlement. This will include any claims or liabilities that your company may have with respect to the subject services.
     Your company’s rights are set forth in Section 9 of the settlement. Briefly summarized, you have the right (i) to elect to become a “Sponsoring Party” to the settlement, (ii) to take action to demonstrate to the FERC why you should be excluded from the settlement, or (iii) to take no action, in which case you will, by default, become a “Subject Party.” It is important for you to understand that, if you take no action to be excluded from this settlement, your rights with respect to the matters addressed in this settlement will be determined by the terms of this settlement.

     The parties sponsoring this settlement are requesting that the FERC establish a deadline of January 19, 2007 for comments on this settlement. If the FERC establishes a different date for comments, APX will so notify you. If your company determines that it wants to be excluded from the settlement, you should, on or before the comment date, file with the FERC a petition for leave to intervene in the EL00-95 proceedings (if you are not presently a party to those proceedings), along with a statement and any supporting information you choose to submit as to why your company should not be bound by the settlement.
     APX Participants electing to become Sponsoring Parties may do so at any time up until the “Settlement Effective Date,” as described in the settlement.
     APX Inc. believes approval of this settlement will be in the best interests of all affected APX Participants.
     The FERC’s rules governing settlement are found at 18 C.F.R. ’ 385.602, and can be accessed via the FERC web site at http://ferc.gov. APX stands prepared to assist any APX Participant interested in knowing more about how to participate in the FERC process. You may contact APX Inc. at the following address:
Roger Yang
V.P., Hosted Solutions
APX, Inc.
5201 Great America Parkway
Suite 522
Santa Clara, CA 95054
Voice: 408-517-2146
E-Mail: RYang@apx.com

2

EXHIBIT H
APX Participants Who Need Approval
1.	UC Davis Medical Center (The Regents of the University of California).

EXHIBIT I
Notice Addresses
SPONSORING PARTIES

If to APX Inc., to:	With a copy to:

APX, Inc.	John & Hengerer
5201 Great America Parkway	1200 17th Street, N.W.
Suite 522	Suite 600
Santa Clara, CA 95054	Washington, D.C. 20036-3013
Attention: Roger Yang	Attention: Douglas John
Facsimile: (408) 517-2985	Facsimile: (202) 429-8805

If to Allegheny Energy Supply Company, LLC, to:	With a copy to:

Allegheny Energy Supply Company, LLC	Allegheny Energy, Inc.
800 Cabin Hill Dr.	800 Cabin Hill Dr.
Greensburg, PA 15601	Greensburg, PA 15601
Attention: Vice President, Market	Attention: General Counsel
Optimization & Dispatch	Facsimile: (724) 830-5151
Facsimile: (724) 838-6892

If to American Electric Power Service Corp., to:	With a copy to:

American Electric Power	Jones Day
155 W. Nationwide Blvd., Suite 500	51 Louisiana Avenue, N.W.
Columbus, OH 43215	Washington, D.C. 20001-2113
Attention: John C. Crespo, Esq.	Attention: Kevin J. McIntyre
Facsimile: (614) 583-1603	Facsimile: (202) 626-1700

If to Aquila Merchant Services, Inc., to:

Aquila, Inc.
20 West Ninth Street
Kansas City, MO 64105-1711
Attention: Christopher Reitz
Facsimile: (816) 467-3611

If to Avista Energy, Inc., to:	With a copy to:

Van Ness Feldman, P.C.	Avista Energy, Inc.
1050 Thomas Jefferson Street, N.W.	201 West North River Drive
Washington, D.C. 20007	Spokane, WA 99201
Attention: Cheryl Feik Ryan	Attention: Derrick Coder
Facsimile: (202) 338-2416	Facsimile: (509) 688-6154

If to BP Energy Company, to:	With a copy to:

BP Energy Company	Morgan Lewis
501 Westlake Park Blvd.	1111 Pennsylvania Avenue, N.W.
Houston, TX 77253	Washington, D.C. 20004
Attention: Gary N. Brown, Esq.	Attention: Mark R. Haskell
Facsimile: (281) 366-7503	Facsimile: (202) 739-3001

If to Calpine, to:	With a copy to:

Calpine Energy Services, L.P.	Calpine Corporation
717 Texas Avenue, Suite 1000	3875 Hopyard Road, Suite 345
Houston, TX 77002	Pleasanton, CA 94588
Attention: General Counsel	Attention: Legal Department
Telecopier No: (713) 830-2001	Telecopier No.: (925) 479-7303

If to Calpine Energy Services, L.P, to:	With a copy to:

Sutherland Asbill & Brennan LLP	Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.	1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004	Washington, D.C. 20004
Attention: Keith R. McCrea	Attention: Keith R. McCrea
Facsimile: (202) 637-3593	Facsimile: (202) 637-3593

If to Commonwealth Energy Corporation (n/k/a Commerce Energy, Inc.), to:	With copies to:

Commerce Energy, Inc.	Commerce Energy, Inc.
600 Anton Boulevard, Suite 2000	600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626	Costa Mesa, CA 92626
Attention: President	Attention: Legal Department
Facsimile: (714) 481-6589	Facsimile: (714) 481-6589

McDermott Will & Emery LLP
600 Thirteenth Street, N.W.
Washington, D.C. 20005-3096
Attention: Catherine Krupka
Erin M. Murphy
Facsimile: (202) 756-8087

If to Constellation NewEnergy, Inc., to:	With a copy to:

Constellation NewEnergy, Inc.	Foley & Lardner, LLP
750 East Pratt Street	Washington Harbour
17th Floor	3000 K Street, N.W., Suite 500
Baltimore, MD 21202	Washington, D.C. 20007
Attention: Jordan Karp	Attention: Ronald N. Carroll
Facsimile: (410) 783-3009	Facsimile: (202) 672-5399

If to El Paso Marketing, LP (f/k/a El Paso Merchant Energy, LP), to:	With a copy to:

El Paso Corporation	McDermott Will & Emery LLP
1001 Louisiana, Room 3034B	600 Thirteenth St., NW
Houston, TX 77002	Washington, DC 20005
Attention: Robert Baker	Attention: Kenneth W. Irvin
Facsimile: (202) 756-8087
Email: Kirvin@mwe.com

If to the Enron Parties, to:	With a copy to:

Enron Power Marketing, Inc.	Enron Power Marketing, Inc.
Enron Energy Services, Inc.	Enron Energy Services, Inc.
1221 Lamar, Suite 1600	1221 Lamar, Suite 1600
Houston, TX 77010	Houston, TX 77010
Attention: President	Attention: Legal Department
Facsimile: (713) 646-2555	Facsimile: (713) 646-3490

If to Merrill Lynch Capital Services, Inc., to:	With copies to:

Merrill Lynch Capital Services, Inc. 4 World Financial Center Floor 7 New York, NY 10080 Attention: Keith A. Bailey Facsimile: (212) 449-9576	Merrill Lynch Capital Services, Inc. Office of General Counsel Debt Markets Counsel 4 World Financial Center New York, NY 10080 Attention: Chris Haas Michelle Kershaw Facsimile: (212) 449-6993

Merrill Lynch Capital Services, Inc.
Office of General Counsel
GMI Litigation
4 World Financial Center
New York, NY 10080
Attention: Jonathan Schorr
Facsimile: (212) 669-0799

McDermott Will & Emery LLP
600 Thirteenth Street, N.W.
Washington, D.C. 20005-3096
Attention: Catherine Krupka
Erin M. Murphy
Facsimile:

If to Morgan Stanley Capital Group Inc., to:	With copies to:

Morgan Stanley Capital Group Inc.	Morgan Stanley Capital Group Inc.
2000 Westchester Avenue	2000 Westchester Avenue
Purchase, NY 10577	Purchase, NY 10577
Attention: Deborah L. Hart	Attention: Legal Department
Facsimile: (212) 507-8843	Facsimile: (914) 225-5717

McDermott Will & Emery LLP
600 Thirteenth Street, N.W.
Washington, D.C. 20005-3096
Attention: Catherine Krupka
Erin M. Murphy
Facsimile: (202) 756-8087

If to Sacramento Municipal Utility District, to:	With a copy to:

Sacramento Municipal Utility District	Stinson Morrison Hecker LLP
General Counsel’s Office	1150 18th Street, N.W.
6201 S Street, M.S. B406	Suite 800
Sacramento, CA 95817	Washington, D.C. 20036
Attention: Laura Lewis	Attention: Glen Ortman
Facsimile: (916) 732-6581	Facsimile: (202) 785-9163

If to Salt River Project Agricultural Improvement and Power District, to:	With a copy to:

Salt River Project Agricultural	Salt River Project Agricultural
Improvement and Power District	Improvement and Power District
1521 N. Project Drive	1521 N. Project Drive
Mail Station ISB336	Mail Station PAB207
Tempe, AZ 85281	Tempe, AZ 85281
Attention: Robert S. Nichols,	Attention: Jessica J. Youle,
Assistant Treasurer	Legal Department
Facsimile: (602) 683-0993	Facsimile: (602) 236-5370

If to Sempra Energy Solutions LLC, to:	With a copy to:

Sempra Energy Solutions LLC	Sempra Commodities
101 Ash Street	58 Commerce Road
San Diego, CA 92101	Stamford, CT 06902
Attention: William Goddard	Attention: Daniel M. Hecht, Legal
Department

If to Sierra Pacific Industries, to:

Sierra Pacific Industries
19794 Riverside Avenue
Anderson, California 96007
Attention: Bob Ellery

If to Tractebel Energy Marketing, Inc. (n/k/a Suez Energy Marketing NA, Inc.), to:

Suez Energy Marketing NA, Inc.
1990 Post Oak Blvd.
Suite 1900
Houston, TX 77056
Attention: Ray Cunningham, Esq.
Facsimile: (713) 636-1980

If to TransAlta Energy Marketing (US) Inc., to:	With a copy to:

TransAlta Energy Marketing (US) Inc.	Vinson & Elkins, LLP
110 - 12th Avenue, S.W.	The Willard Office Building
Calgary, Alberta	1455 Pennsylvania Avenue, N.W.
T2P 2MI	Washington, D.C. 20004-1008
Attention: Sterling Koch	Attention: Stephen Angle
Facsimile: (403) 267-2575	Facsimile: (202) 879-8965

If to UC Davis Medical Center (The Regents of the University of California), to:
The Regents of the University of California
(UC Davis Medical Center)
1111 Franklin Street
8th Floor
Oakland, CA 94607-5200
Attention: Eric K. Behrens, Esq.
Facsimile: (510) 987-9757

SUPPORTING PARTIES

If to Coral Power, L.L.C., to:	With a copy to:

Shell Trading and Power Company	Foley & Lardner, LLP
909 Fannin Street, Plaza Level 1	Washington Harbour
Houston, TX 77010	3000 K Street, N.W., Suite 500
Attention: Robert H. Reilley	Washington, D.C. 20007
Facsimile: (713) 265-5632	Attention: Ronald N. Carroll
Facsimile: (202) 672-5399

If to Puget Sound Energy, Inc., to:	With a copy to:

Van Ness Feldman, P.C.	Puget Sound Energy
1050 Thomas Jefferson Street, N.W.	PSE-12
Washington, D.C. 20007	P.O. Box 97034
Attention: Gary Bachman	Bellevue, WA 98009-9734
Facsimile: (202) 338-2416	Attention: Jennifer O’Connor
Facsimile: (425) 462-3300

SUBJECT PARTIES
If to Abacus Energy Services, LLC, to:*
Abacus Energy Services, LLC
438 West Cypress St.
Glendale, CA 91204
Attention: Cinta Putra
Telephone: (818) 409-0510
If to ACN Power, Inc., to:
ACN
13620 Reese Blvd. E.
Suite 400, Bldg. XII
Huntersville, NC 28078
Attention: Colleen R. Jones
Telephone: (704) 370-4967
If to Ancor L.L.C., to:*
Ancor L.L.C.
12839 Daisy Court
Yucaipa, CA 92399
Attention: Andrew Wardenski
Telephone: (909) 795-7902
If to BBOSS, LLC, to:*
BBOSS
P.O. Box 226818
Los Angeles, CA 90022
Attention: Jim Baca
Telephone: (562) 693-6934
If to Big Creek Water Works, Ltd., to:*
Big Creek Water Works, Ltd.
224 Kingsbury Grade
Stateline, NV 89449
Attention: Brian Ring
Telephone: (775) 588-7300

If to Cinergy Services, Inc., to:
Cinergy Services, Inc.
139 East Fourth Street, EF 401
Cincinnati, OH 45201
Attention: Kevin Carter
Telephone: (513) 419-5120
If to City of Sunnyvale Power Gen. Facility, to:
City of Sunnyvale Power Gen. Facility
456 West Olive Ave.
Sunnyvale, CA 94088
Attention: Mark Bowers
Telephone: (408) 730-7421
If to Clean Earth Energy Inc., to:*
Clean Earth Energy Inc.
200 West 17th Street, Suite 80
Cheyenne, WY 82001
Attention: Ronald Radmer
Telephone: (307) 638-7188
If to CSW Power Marketing, to:*
CSW Power Marketing
2 West 2nd Street
Tulsa, OK 74103
Attention: Woody Lally
Telephone: (918) 594-4026
If to DukeSolutions, Inc., to:*
DukeSolutions, Inc.
526 S. Church Street
Charlotte, NC 28202-1904
Attention: Legal Department
Telephone: (704) 594-6200

If to Eagle Power LLC, to:*
Eagle Power LLC
2221 Ocean Ave., Suite 307
Santa Monica, CA 90405
Attention: Robert Mariani
Telephone: (310) 366-5240
If to East Bay Municipal Utility District, to:
East Bay Municipal Utility District
375 11th Street
Oakland, CA 94607-4240
Attention: Saji Pierce
Telephone: (510) 287-2013
If to Eastern Pacific Energy, to:*
Eastern Pacific Energy
21913 Saturn Street, Suite G
Brea, CA 92821
Attention: Martin Sielen
If to Energy 2001 Inc., to:
Disbursing Agent for Energy 2001 Inc.
13542 W. Spring Meadow Drive
Sun City West, AZ 85375-3709
Attention: David Fitzpatrick
Telephone: (623) 388-4614
If to Energy-Koch Trading, Inc., to:
Energy-Koch Trading, Inc.
P.O. Box 3327
Houston, TX 77253-3327
Attention: Melissa Beckett
Telephone: (713) 544-5618
If to FPL Energy Power Marketing, Inc., to:
FPL Energy Power Marketing, Inc.
700 Universe Blvd.
Juno Beach, FL 33408
Attention: West Power Desk
Telephone: (561) 691-7171

If to Friendly Power Company, LLC, to:*
Friendly Power Company, LLC
4275 Executive Square, Suite 250
La Jolla, CA 92037
Attention: Scott Levine
Telephone: (888) 576-9375
If to Gas Recovery System, Inc., to:
Gas Recovery System, Inc.
5717 Brisa Street
Livermore, CA 94550
Attention: Alan J. Purves/Tom Halter
Telephone: (925) 606-3700
If to Go Green, to:
Go Green
167 Alice Ave.
Campbell, CA 95008
Attention: Rick Kohl
Telephone: (408) 370-2525
If to Imperial Valley Resource Recovery Co., to:*
Imperial Valley Resource Recovery Co.
3505 Hwy 111
Imperial, CA 92251
Attention: Rolf Peterson
Telephone: (760) 344-8943
If to Keystone Energy Services, to:*
Keystone Energy Services
9200 Sunset Blvd., Suite 1020
Los Angeles, CA 90069
Attention: L. Michael Caldewell
Telephone: (310) 275-9008

If to Los Alamos Energy, LLC, to:*
Los Alamos Energy, LLC
P.O. Box 676
Los Alamos, CA 93440
Attention: Hannes Faul
Telephone: (805) 377-2004
If to Midway Sunset Cogeneration Company, to:
Midway Sunset Cogeneration Company
3466 W. Crocker Springs Road
Fellows, CA 93224
Attention: Janie Alvidres
Telephone: (661) 768-3017
If to NRG Power Marketing Inc., to:
NRG Power Marketing Inc.
211 Carnegie Center
Princeton, NJ 08540
Attention: Legal Department
Telephone: (609) 524-4500
If to Powercom, to:*
Powercom
1055 West 7th Street, Suite 100
Los Angeles, CA 90017
Attention: Christopher Leisgang
Telephone: (213) 622-9226
If to PowerSource Corp., to:
PowerSource Corp.
8306 Wilshire Blvd., #301
Beverly Hills, CA 90211
Attention: Roman Gordon
Telephone: (310) 854-4343

EXHIBIT J
OMITTED
CONTAINS MATERIAL
SUBJECT TO
PROTECTIVE ORDER
     The amount set forth on Exhibit J for Commerce Energy, Inc. is $ 95,378.